                                                EX-23

Consent of Independent Registered Public Accounting Firm

The Retirement Committee of Commerce Bancshares, Inc.
Commerce Bancshares Participating Investment Plan:

We hereby consent to incorporation by reference in the Registration Statement Form S-8 (No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, and No. 333-214495) of Commerce Bancshares, Inc. of our report dated June 22, 2026 relating to the financial statements and supplemental schedule of Commerce Bancshares Participating Investment Plan, which appears in this Form 11-K.

Armanino LLP

St. Louis, Missouri
June 22, 2026